Exhibit 4.8

                                 AMENDMENT NO. 2
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

          AMENDMENT  NO.  2  TO  AMENDED  AND  RESTATED  CREDIT  AGREEMENT  (the
"Amendment"), dated as of September 30, 1999, among JOHNSON WORLDWIDE ASSOCIATES, INC., a Wisconsin corporation (the "Company"), certain consolidated subsidiaries of the Company which may from time to time become parties thereto (the "Subsidiaries"), BANK ONE, NA, formerly known as The First National Bank of Chicago, FIRSTAR BANK MILWAUKEE, N.A., M&I MARSHALL & ILSLEY BANK, THE NORTHERN TRUST COMPANY, SOCIETE GENERALE AND DRESDNER BANK (the "Banks"), and BANK ONE, N.A., formerly known as The First National Bank of Chicago in its capacity as contractual representative for itself and the other Bank (the "Agent") under that certain Amended and Restated Credit Agreement dated as of April 3, 1998 by and among the Company, certain of the Banks and the Agent (as amended by an Amendment No. 1 dated as of September 11, 1998, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

          WHEREAS, the Borrower, the Banks and the Agent have entered the Credit Agreement and now wish to amend it;

          NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Amendment to the Credit Agreement. Effective as of the date first above written and subject to the execution of this Amendment by the parties hereto and the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

          (a) Section 1.01 is hereby amended (i) to insert immediately prior to the period (".") now appearing at the end of the definition of "Consolidated Funded Debt", the following:

          "; provided, that for purposes of calculating Consolidated Funded Debt, the Average Outstanding Balance of Consolidated Current Debt computed for the Compliance Period preceding the date of any such determination shall be deemed to constitute outstanding Funded Debt of the Company incurred as of the last day of such Compliance Period and shall be deemed outstanding at all times prior to the end of the next Compliance Period; provided, however, that the Average Outstanding Balance of Consolidated Current Debt of any Person computed for the Compliance Period immediately preceding such date of determination shall be reduced by an amount equal to the permanent prepayment of Consolidated Current Debt of such Person with the proceeds of the Designated Sale from and after the date of such prepayment"

; (ii) to insert immediately prior to the period (".") now appearing at the end of the definition of "EBITDA", the following:

          ", plus (viii) any charges taken in connection with the Designated Sale to the extent deducted in computing Consolidated Net Income"

; and (iii) to add alphabetically the following defined term:

                    "Designated Sale" shall mean the sale by the Company of all or part of the recreational fishing business of the Company.

          (b) Section 1.01 is hereby amended to add the following at the end of the definition of "Net Income Available for Fixed Charges":

          ", and plus (e) (to the extent taken in account in determining Consolidated Net Income) an amount equal to the charge taken during such period in respect of the book loss incurred in connection with the Designated Sale".

          (c) Section 6.01(a) is hereby amended to delete the following  clause:
"; provided, that for purposes of calculating compliance with this Section 6.01, the Average Outstanding Balance of Consolidated Current Debt computed for the Compliance Period preceding the date of any such determination shall be deemed to constitute outstanding Funded Debt of the Company incurred as of the last day of such Compliance Period and shall be deemed outstanding at all times prior to the end of the next Compliance Period".

          (d) Section 6.02 is hereby  amended to insert the following new clause
(e) at the end thereof:

                    "(e) Notwithstanding any other provision of this Section 6.02, (i) the Company; or any Subsidiary of the Company constituting the recreational fishing business of the Company (the "Fishing Subsidiary"), may sell, transfer or otherwise dispose of all or any part of the assets, or all or any part of the shares of capital stock of any Subsidiary, constituting the recreational fishing business of the Company or such Fishing Subsidiary in connection with the Designated Sale, and (ii) any Fishing Subsidiary may consolidate or merge with any other Person in connection with the Designated Sale. Sale of stock or assets permitted by this Section 6.02(e) shall not be taken into account for purposes of calculating the limitations on permitted sales of assets and stock set forth in Section 6.02(b)(1) and the provision at the end of Section 6.02(c)."

          (e) Section 6.05(i) is hereby amended to insert immediately prior to the period (".") now appearing at the end thereof, the following:

          "; provided, however, that any charges taken by the Company or any Fishing Subsidiary in connection with the Designated Sale shall not be taken into account for purposes of calculations pursuant to this
          Section 6.05(i)".



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


          2. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received each of the following:

          (a) duly executed originals of this Amendment from the Company, the Majority Banks and the Agent; and

          (b) such other documents, instruments and agreements as the Agent may reasonably request.

          3. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

          (a) This Agreement and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms.

          (b) Upon the effectiveness of this Amendment, the Company hereby reaffirms all covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, agrees that all such covenants, representations and warranties (as so modified) shall be deemed to have been remade as of the effective date of this Amendment.

          4.  Reference to the Effect on the Credit Agreement.

          (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Amended and Restated Credit Agreement dated as of April 3, 1998, as amended by Amendment No. 1 and as amended hereby.

          (b) Except as specifically amended above, the Amended and Restated Credit Agreement dated as of April 3, 1998 and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any of the Banks, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

          5. Costs and Expenses. The Company agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.



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


          6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

          7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          8. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



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


          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.

                                             JOHNSON WORLDWIDE ASSOCIATES, INC.


                                             By:
                                                --------------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------


                                             BANK ONE, NA, formerly known as THE
                                               FIRST  NATIONAL  BANK OF CHICAGO,
                                               individually and  as  Agent (Main
                                               Office Chicago)


                                             By:
                                                --------------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------


                                             FIRSTAR BANK MILWAUKEE, N.A.


                                             By:
                                                --------------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------


                                             M&I MARSHALL & ILSLEY BANK


                                             By:
                                                --------------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------


                                             THE NORTHERN TRUST COMPANY


                                             By:
                                                --------------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------



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